Calculation of Filing Fee Tables
S-3
OMEGA HEALTHCARE INVESTORS INC
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	457(o)			$ 1,250,000,000.00	0.0001476	$ 184,500.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 1,250,000,000.00		$ 184,500.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 11,675.42
		Net Fee Due:						$ 172,824.58
Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Omega Healthcare Investors, Inc	S-3	333-277916	03/14/2024		$ 11,675.42	Equity	Common Stock, par value $0.10 per share		$ 79,116,241.00
Fee Offset Sources		Omega Healthcare Investors, Inc	S-3	333-277916		03/14/2024						$ 104,524.83
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 14, 2024, the Registrant filed with the Securities and Exchange Commission (the "SEC") a prospectus supplement (the "Prior Prospectus Supplement"), which registered a proposed maximum aggregate offering price of $708,162,849 of shares of the Registrant's Common Stock, $0.10 par value per share, pursuant to a prospectus and accompanying Registration Statement on Form S-3ASR (File No. 333-277916) filed with the SEC on March 14, 2024, of which an aggregate offering amount of $79,116,241 was not sold. This unsold amount represents approximately 11.17% of the $104,524.83 of filing fees previously paid and results in an available fee offset of $11,675.42. The Registrant has terminated or completed the offering that included the unsold securities associated with the claimed offset under the Prior Prospectus Supplement.